UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 16, 2017
COMMERCEHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37840	81-1001640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Fuller Road, 6th Floor
Albany, New York 12203
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (518) 810-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.07. Submission of Matters to a Vote of Security Holders
At the annual meeting of stockholders of CommerceHub, Inc. (the “Company”) held on June 16, 2017, the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect Mark Cattini, David Goldhill and Chad Hollingsworth to continue serving as Class I members of the Company’s board of directors until the 2020 annual meeting of stockholders or their earlier resignation or removal; (2) a proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (the “accounting firm ratification proposal”); and (3) a proposal to approve the Second Amended and Restated CommerceHub, Inc. 2016 Omnibus Incentive Plan (the “incentive plan proposal”). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.
1. Election of the following Nominees to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark Cattini	16,520,273	923,056	1,550,942
David Goldhill	17,382,631	60,698	1,550,942
Chad Hollingsworth	15,689,707	1,753,622	1,550,942

Accordingly, the foregoing nominees were re-elected to the Company’s board of directors.
2. The Accounting Firm Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,967,859	6,591	19,821	0

Accordingly, the accounting firm ratification proposal was approved.
3. The Incentive Plan Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,113,962	6,291,919	37,448	1,550,942

Accordingly, the incentive plan proposal was approved.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 19, 2017
COMMERCEHUB, INC.

By:	/S/ DOUGLAS WOLFSON
Name:	Douglas Wolfson
Title	General Counsel and Secretary

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